SUBSCRIPTION AGREEMENT

Name(s) of Subscriber(s):	Total Subscription Shares:	________________

__________________________	Total Subscription Price:	$_______________
__________________________

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9

Fort Myers, Florida 33913

Gentlemen:

1.           Subscription.  The undersigned (the “Subscriber”) hereby subscribes for and agrees to purchase ____________ Shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of NeoGenomics, Inc., a Nevada corporation (the “Corporation”) at a purchase price of $1.50 per Share for an aggregate price of $_________(the “Total Subscription Price”) in accordance with the terms of this Subscription Agreement (the “Subscription Agreement”).

2.           Subscription Instruments.  The Subscriber hereby tenders to the Corporation the following materials (the “Subscription Materials”), all of which have been duly completed and executed by the Subscriber:

a.           A check or wire transfer, in the amount of $1.50 per Share subscribed for, made payable to NeoGenomics, Inc.  All wire transfers should be sent to the Corporation in accordance with the wire transfer instructions attached hereto as Exhibit A.

b.           One copy of this Subscription Agreement; and

c.           One copy of the Accredited Investor Suitability Questionnaire; and

d.           One copy of the Registration Rights Agreement.

3.           Acceptance or Rejection of Subscription.  The Subscriber understands and agrees that:

a.           If this subscription is accepted, the proceeds delivered herewith shall be used to admit the subscribers whose subscriptions were accepted as shareholders of the Corporation; and

b.           If this subscription is rejected, the Subscription Documents and the subscription funds will be promptly returned to the Subscriber.  No interest will be paid on any subscription funds.

4.           Representations and Warranties of the Subscriber.  The Subscriber hereby represents and warrants to the Corporation as follows:

a.           All matters relating to the Corporation and the Subscriber’s investment in the Shares have been explained to the Subscriber and the Subscriber’s advisors and you understand the speculative nature of and the risks involved in this investment.  The Subscriber understands the business in which the Corporation is engaged and the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Corporation and making an informed investment decision with respect thereto.  The Subscriber and his attorneys, investment advisors, business advisors, tax advisors and accountants have had access to the Corporation reports, schedules, forms, statements and other documents filed by it with the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”), and, prior to the execution of this letter by the Subscriber, the Subscriber has carefully reviewed the SEC Documents.  The Subscriber relied solely on the information contained in the SEC Documents in making his investment decision, and, in making his investment decision, the Subscriber has disregarded any other written or oral statements or information, if any, concerning the Corporation or an investment in the Shares made by any party, including, without limitation, the officers, directors, and employees of the Corporation.  The Subscriber understands the business in which the Corporation will be engaged and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Corporation and making an informed investment decision with respect thereto.  The Subscriber has obtained sufficient information to evaluate the merits and risks of the investment and to make such a decision.  To the extent that the Subscriber has deemed it appropriate to do so, the Subscriber has retained, and relied upon, appropriate professional advice regarding the tax, accounting, legal, investment and financial merits and consequences of an investment in the Shares.  The Subscriber acknowledges that he has relied solely on the professional advice of his own counsel with respect to the transactions set forth herein.

b.           The Subscriber and his attorneys, investment advisors, business advisors, tax advisors and accountants have had sufficient access to all documents and records pertaining to the Corporation and this proposed investment in the Shares.  Additionally, the Subscriber and all of his advisors have had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and other matters pertaining to this investment, and all such questions have been answered to the satisfaction of the Subscriber.  The Subscriber and all of his advisors have had an opportunity to obtain any additional information which the Corporation possesses, or can acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished in the SEC Documents;

c.           The Subscriber (i) has adequate means of providing for his current needs and possible personal contingencies and those of his family, if applicable, in the same manner as he would have been able to provide prior to making the investment in the Shares, (ii) has no need for liquidity in this investment, (iii) is aware of and able to bear the risks of this investment for an indefinite period of time and (iv) is presently able to afford a complete loss of such investment;

d.           The Subscriber recognizes that an investment in the Shares involves significant risks, including, without limitation, those set forth in the SEC Documents.  The Subscriber acknowledges that the Corporation continued operation is highly dependent upon its ability to raise substantial additional capital and/or increase revenues.  No assurance can be given that the Corporation will be successful in raising any such capital and/or increasing revenues.  The failure to raise such capital and/or increase revenues will have a material adverse effect on the Corporation’s operations and financial condition and on its ability to continue as a going concern;

e.           The Subscriber has not relied on any promotional sales materials, representations or warranties or financial projections with respect to the Corporation or its business and financial condition in connection with determining the merits of an investment in the Shares.  The Subscriber understands and acknowledges that no representations concerning the accuracy of information or financial projections, if any, are being made by the Corporation and the Subscriber has completely disregarded such information or financial projections, if any, in determining whether to purchase the Shares.

f.           The Subscriber and his advisors have reviewed the financial condition of the Corporation and the Corporation’s financial statements as set forth in the SEC Documents, and the Subscriber agrees and acknowledges that the Corporation has not made and is making no representations, warranties or predictions regarding the Corporation’s present or future financial condition.

g.           The Subscriber understands that none of the Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state in reliance upon exemptions therefrom for private offerings.  The Subscriber understands that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available.  The Subscriber further understands that the Corporation has no obligation to repurchase any of the Shares.  All certificates evidencing the Subscriber’s ownership of the Shares will bear a legend stating that the Shares have not been registered under the Securities Act or state securities laws and they may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

h.           The Shares are being purchased solely for the Subscriber’s account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, and no other person has a direct or indirect beneficial interest in such Shares.  The Subscriber represents that he has no agreement, understanding, commitment or other arrangement with any person and no present intention to sell, transfer or assign any Shares;

i.           The Subscriber realizes that he may not be able to sell or dispose of any of the Shares and that no market of any kind (public or private) may be available for any of the Shares.  In addition, the Subscriber understands that his right to transfer the Shares will be subject to restrictions contained in applicable Federal and state securities laws;

j.           All information which the Subscriber has provided to the Corporation concerning himself, his financial position and his knowledge of financial and business matters, including all information contained in this Subscription Agreement, is correct and complete as of the date set forth on the signature page hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Corporation with such information;

k.           The Subscriber’s principal residence (if subscriber is an individual) or principal business address, as applicable, is in the State of _______________, and the Subscriber has no present intention to move such residence or principal business address, as applicable, from such State;

l.           The Subscriber understands that no financial projections are included in the SEC Documents, and neither the Subscriber nor any of his advisors are relying on any financial projections in connection with determining the merits of an investment in the Shares.  The Subscriber understands and acknowledges that no representations concerning the accuracy of information or financial projections, if any, not included in the SEC Documents are being made and he and all of his advisors have completely disregarded such information or financial projections, if any, not included in the SEC Documents in determining whether to invest in the Shares; and

m.           The Subscriber understands that the Corporation may at any time, in its sole discretion, arrange for the offer and sale of additional shares of its capital stock to current or additional shareholders, at such prices and in such amounts as it, in its sole discretion, may determine to be in the best interests of the Corporation.

5.	Representations and Warranties of the Corporation.

The Corporation represents and warrants to the Subscriber that the statements made in this Section 5 are true and correct.  As used herein, the term “Knowledge” means the knowledge of any officer of the Corporation, following such inquiries and investigations as would be deemed appropriate by a reasonable businessperson in the laboratory services industry in the prudent management of his or her business affairs.

a.           The Corporation is a corporation duly organized, validly existing and in good standing under the Securities Exchange Act of 1934.  The Corporation has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, and, to the extent applicable, to issue and sell the Shares, and to carry out the provisions of this Subscription Agreement and to carry on its business as currently conducted and as currently proposed to be conducted.

b.           As of the date of this Subscription Agreement, the Corporation has only one Subsidiary (as defined herein):  NeoGenomics, Inc., a Florida company, d/b/a NeoGenomics Laboratories..  Except as set forth in the SEC Documents, the Corporation does not own any ownership interest or profits interest in any other corporation, limited liability corporation, limited partnership or similar entity.  Except as set forth in the SEC Documents, the Corporation is not a participant in any joint venture, partnership or similar arrangement.  For the purpose of this Agreement, “Subsidiaries” means, with respect to any Person (as defined below) (including the Corporation), any corporation, partnership, association or other business entity of which more than 50% of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries of such Person.  For purposes of this Subscription Agreement, “Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability Corporation, limited liability partnership, joint-stock Corporation, trust, unincorporated organization or governmental entity.

c.           The authorized capital stock of the Corporation, immediately prior to this offering, consists of: (i) common stock, par value $0.001 per share.  Upon consummation of the purchase and sale of the Shares contemplated by this Subscription Agreement, all issued and outstanding Shares issued pursuant to this Subscription Agreement will be: (a) duly authorized, validly issued, fully paid and nonassessable, (b) issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (c) free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Investor.  The issuance and sale of the Shares will not obligate the Corporation to issue shares of Common Shares or other securities to any Person (other than the placement agent) and will not result in a right of any holder of Corporation securities to adjust the exercise, conversion, exchange or reset price under such securities.  No further approval or authorization of any stockholder, the Board of Directors of the Corporation or others is required for the issuance and sale of the Shares.  Except as described in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Corporation’s capital stock to which the Corporation is a party or, to the knowledge of the Corporation, between or among any of the Corporation’s stockholders.  A complete list of stockholders of the Corporation that are officers, directors and individuals holding more than 5% of the outstanding Common Stock is included in the SEC Documents.

d.           All corporate actions by or on behalf of the Corporation necessary for the authorization of this Subscription Agreement, the performance of all obligations of the Corporation hereunder and the authorization, sale, issuance and delivery of the Shares pursuant to this Subscription Agreement have been taken or will be taken prior to issuance of the Shares.  This Subscription Agreement (assuming due execution and delivery by the Subscriber), when executed and delivered, will be a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws related to or affecting creditors rights generally.  The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Subscription Agreement, including without limitation the sale, issuance and delivery of the Shares, have not resulted and will not result in (a) any violation of, or default under, or conflict with, or constitute, with or without the passage of time or the giving of notice or both, any violation of, or default under or give rise to any right of termination, cancellation or acceleration under (i) any term or provision of (A) the Corporation’s Certificate of Incorporation or Bylaws, (B) any written contract, agreement, instrument, arrangement or understanding of the Corporation or any oral contract, agreement, instrument, arrangement or understanding that is legally binding on the Corporation, or (C) any judgment, order, writ, injunction or decree or any court, government agency or instrumentality of any arbitrator, in each case, to which the Corporation is a party or by which it or any of its properties or assets are bound or (ii) any statute, rule or regulation applicable to the Corporation or any of its properties or assets or (b) the creation of any mortgage, lien, pledge, encumbrance or charge upon any of the properties or assets of the Corporation.

e.           The Corporation has filed all reports required to be filed by it under the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Corporation was required by law to file such material).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated hereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Corporation has advised the Investor that a correct and complete copy of each of the SEC Documents (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where the Investor may view the SEC Documents.  The financial statements of the Corporation included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Corporation and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

f.           Since the March 31, 2007 Balance Sheet Statement date (the “Statement Date”), there has not been:

(i)           Any change in the assets, liabilities, financial condition, operations or, to the Knowledge of the Corporation, any prospects of the Corporation, which individually or in the aggregate has had or is reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of the Corporation;

(ii)           Any material change in the contingent obligations of the Corporation by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iii)           Any damage, destruction or loss adversely affecting the properties, Business or financial condition of the Corporation, or to the Corporation’s Knowledge, its prospects, whether or not covered by insurance, with a fair market value of at least $25,000, in each instance, or more than $50,000 in the aggregate;

(iv)           Any waiver by the Corporation of a valuable right or of a debt in excess of $50,000 owed to it;

(v)           To the Corporation’s Knowledge, any labor organization activity of the employees of the Corporation;

(vi)           Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Corporation or, to the Corporation’s Knowledge, its prospects.

g.           Except as disclosed in the SEC Documents, the Corporation has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not detract from the value of the property subject thereto or impair the operations of the Corporation, (c) liens on equipment which are the result of such equipment being acquired through capital lease financing arrangements, and (d) those that have otherwise arisen in the ordinary course of business.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Corporation are in good operating condition and repair and are fit and usable for the purposes for which they are being used.  The Corporation is in material compliance with all terms of each lease to which it is a party or is otherwise bound.

h.           With respect to intellectual property of the Corporation:

(i)           The Corporation owns or possesses sufficient legal rights to use all patents, applications for patents, trademarks, trademark registrations, applications for trademark registrations, service marks, trade names, copyrights, trade secrets, computer software and applications, product related artwork and know-how (including any registrations and applications for registration thereof), licenses, information and other proprietary rights and processes (collectively, “Intellectual Property”), necessary for the business, and Corporation’s use of the Corporation Intellectual Property has not and, to the Corporation’s Knowledge, will not constitute any infringement of the rights of any other person or entity.

(ii)           Since the Statement Date, there has not been any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Corporation.

i.           The Corporation is not in violation or default of any term of its Certificate of Incorporation or its Bylaws (in each case, as amended to date), or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or any statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof applicable to the Corporation which individually or in the aggregate is reasonably likely to materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Corporation.

j.           With respect to tax returns of the Corporation:

(i)           the Corporation has filed or caused to be filed all tax returns (federal, state and local) required to be filed by it (“Tax Returns”); and

(ii) all taxes shown to be due and payable on such Tax Returns, and any written assessments imposed on the Corporation in respect of any taxable period ending on or before the Closing have been paid or will be paid prior to the time they become delinquent or are being contested in good faith.  The Corporation has not been advised in writing and has no Knowledge of any deficiency, assessment or proposed adjustment to its federal, state or local taxes.

k.           With respect to Corporation employees:

(i)           (a)  the Corporation has no, and never has had any, collective bargaining agreements with any of its employees; (b) there is no labor union organizing activity pending or, to the Corporation’s Knowledge, threatened with respect to the Corporation; (c) except as disclosed in the SEC Documents, no employee has or is subject to any agreement or contract (including, without limitation, licenses, covenants or commitments of any nature) regarding his employment; (d) except as disclosed in the SEC Documents, none of its Employees is subject to any judgment, decree or order of any court or governmental agency, that would interfere with his or her duties to the Corporation or that would conflict with the Business as currently conducted; (e) to the Corporation’s Knowledge, no employee, nor any consultant with whom the Corporation has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Corporation; and (f) the Corporation does not have any present intention to terminate the employment of any officer or key employee.

(ii)           The Corporation has not received written notice and has no Knowledge of any outstanding or threatened claims against the Corporation or any affiliate (whether under federal or state law, under any employment agreement, or otherwise) asserted by any present or former Employee of the Corporation that, individually or in the aggregate, if determined adversely to the Corporation, would reasonably be expected to have a material adverse effect or materially and adversely affect the ability of the Corporation to perform its obligations.  To the Corporation’s Knowledge it is not in material violation of any law, ordinance or governmental rule or regulation concerning immigration or the employment of persons other than U.S. citizens.

l.           The Corporation has no interest in any real estate, except that the Corporation leases the property at its offices in various locations (the “Leased Real Property”).  The Leased Real Property is adequate for the operations of the business of the Corporation as currently conducted and as contemplated to be conducted as of the date hereof.  The Corporation has paid all amounts due and has not received written notice and has no Knowledge that it is in default under any real property lease and there exists no condition or event, which, with the passage of time, giving of notice or both, could reasonably be expected to give rise to a default under or breach of any real property lease.

m.           The representations, warranties and other statements contained in this Subscription Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

n.           The Corporation is not an “investment Corporation”, or a Corporation “controlled” by an “investment Corporation”, within the meaning of the Investment Company Act of 1940, as amended.

o.           Noble International Investments, Inc. (“Noble”) has been retained as a placement agent for the Corporation.  Under the terms of its engagement with the Corporation, Noble shall receive a 5% cash fee of the gross proceeds from investors it identifies to the Corporation, plus warrants to purchase 5% of the number of shares so issued by the Corporation to such investors.  Such warrants will be exercisable for five years and will have a strike price of $1.50/share.  Noble is also entitled to be reimbursed for its out of pocket expenses.   Except for Noble, the Corporation has not employed any unaffiliated broker or finder, or incurred any liability for any brokerage or finders fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

p.           Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Corporation, the Common Stock or any of the Corporation’s subsidiaries, wherein to the Corporation’s Knowledge, an unfavorable decision, ruling or finding would have a material adverse effect on the Corporation.

q.           The Corporation has agreed to file a Form D with respect to the sale of the Shares as required under Regulation D.  The Corporation shall, on or before the closing date of the sale of the Shares to the Subscriber, take such action as the Corporation shall reasonably determine is necessary to qualify the Shares, or obtain an exemption for the Shares for sale to the Investor pursuant to this Subscription Agreement under applicable securities or “Blue Sky” laws of the states of the United States.

r.           As of the date of this Agreement, Aspen Select Healthcare, LP (“Aspen”), our largest shareholder and an investment partnership controlled by one of the members of our Board of Directors, is contemplating selling as many as 2.0 million shares of the Corporation’s Common Stock alongside of the Company in this offering.  Such sale of shares, if consummated by Aspen, will be on terms identical to the terms offered by the Company pursuant to this Subscription Agreement.

6.  The Subscriber understands and agrees that this subscription is subject to the following terms and conditions:

a.           This subscription is irrevocable and the execution and delivery of this Agreement will not constitute an agreement between the Subscriber and the Corporation until this Agreement has been accepted by the Corporation;

b.           The Corporation can, in it sole discretion, reject a subscription as soon as practicable after receipt of the Subscriber’s subscription.  The Subscriber will be promptly notified by the Corporation as to whether his subscription has been accepted.  If the Subscriber’s subscription is not accepted, his check or wire transfer amount (less any applicable bank charges) will be returned promptly and all of his obligations hereunder shall terminate; and

c.           This subscription is not transferable or assignable, either before or after acceptance hereof by the Corporation, and the Shares issuable on account of this subscription will only be issued in the name of, and delivered to, the Subscriber.

7.           Registration.   In accordance with that certain Registration Rights Agreement of even date herewith, the Corporation shall prepare and file, no later than thirty (30) days from May 31, 2007 (the “Scheduled Filing Deadline”), with the United States Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Subscriber of the Shares.  Further, the Company shall use its best efforts to have the Initial Registration Statement declared effective by the SEC no later than ninety (90) days after the Scheduled Filing Deadline.

8.	Miscellaneous.

a.  The representations, warranties and agreements made by the Subscriber herein have been made with the intent that they be relied upon by the Corporation for purposes of the offering.  The Subscriber further undertakes to notify the Corporation immediately of any change in any information supplied by the Subscriber.  If more than one person is signing this Agreement, each representation, warranty and agreement shall be a joint and several representation, warranty and agreement of each such Subscriber.

b.  The Subscriber unconditionally agrees to indemnify and hold the Corporation, its officers, directors and shareholders or any other person who may be deemed to control the Corporation, and any of their counsel and accountants, harmless from any loss, liability, claim, damage or expense, arising out of the inaccuracy of any of the Subscriber’s, or his attorney’s or agent’s representations, warranties or statements or the breach of any of the agreements contained herein.

c.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.  All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in Miami-Dade County, Florida, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding as described in this Section 8, and (iii) irrevocably submit to the jurisdiction of any federal or state court in Miami-Dade County, Florida in any suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement.

d.  This Agreement may be executed in counterparts and by facsimile, or by Adobe Acrobat PDF file, each of which shall be deemed an original for all intents and purposes.

[Signatures Appear on the Following Pages]

TYPE OF OWNERSHIP:

Please check one:

_______________	Individual (One signature required)

_______________	Joint tenants with rights of survivorship (All parties must sign)

_______________	Tenants by the Entirety (Both parties must sign)

_______________	Tenants in common (All parties must sign)

_______________	Corporation (Authorized officer must sign)

_______________	Other Entity (Specify type) (Authorized party must sign)
Type: _________________________

EXACT REGISTRATION NAME(S) AND ADDRESS FOR SHARE(S)

Exact Subscriber Name for Certificate: __________________________________________

Address: __________________________________________
__________________________________________
__________________________________________

Point of Contact: __________________________________________
Telephone Number: __________________________________________
Facsimile Number: __________________________________________

Tax Payer ID #/ FEIN#: __________________________________________

Special Instructions: __________________________________________
__________________________________________

SIGNATURE PAGE FOR INDIVIDUAL INVESTORS

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement this _____ day of ____________, 2007.

Investor

Signature:
Print Name:

Investor

Signature:
Print Name:

SIGNATURE PAGE FOR CORPORATE INVESTORS

IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Subscription Agreement this _____ day of _____________________, 2007.

Name of Corporation

By:
Signature of authorized representative

Title:
Title of authorized representative

SIGNATURE PAGE FOR PARTNERSHIP INVESTORS

IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Subscription Agreement this _____ day of _________________, 2007.

Name of Partnership

By:
Signature of general partner

Title:
Title of additional general partner if required

SIGNATURE PAGE FOR TRUST INVESTORS

IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Subscription Agreement this _____ day of __________________, 2007.

Name of Trust

By:
Signature of Trustee

Title:
Title of additional Trustee if required

CERTIFICATE FOR CORPORATE, PARTNERSHIP OR TRUST SUBSCRIBER

The Subscriber, an authorized officer, trustee or general partner of _____________________________________________, hereby certifies that:

(a)           The Subscriber has been duly formed and is validly existing under the laws of the State of ____________, with full power and authority to invest in NeoGenomics, Inc., a Nevada corporation; and

(b)           The Subscriber’s Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and, upon the Corporation’s acceptance of the Subscriber’s subscription, the Subscription Agreement will constitute the valid, binding and enforceable agreement of the Subscriber.

Name of Subscriber

Signature of an authorized corporate officer,
general partner or trustee

Date	Title